UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 5, 2005

Millenia Hope, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware		98-0213828
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4055 St. Catherine West, suite 151, Montreal, Quebec, Canada H3Z 3J8
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (514) 846-5757

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

On May 5, 2005, Millenia Hope, Inc. (the “Company”) entered into a securities purchase agreement with accredited investors for the potential sale of an aggregate of up to $16 million of its securities in a private placement to accredited investors (the “Financing”) via the sale of Common Shares and Convertible Preferred Shares of Millenia Hope Inc. The information set forth under Item 3.02 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01. A form of the Certificate of Designations of Convertible Preferred Stock is attached, as an exhibit to this Current Report, on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

Under the terms of the Financing, the Company could sell up to 12,800,000 Convertible Preferred Shares (designated in 5 series from A to E), each convertible into 1 share of the Company’s common stock, based on certain common share price levels being reached on the publicly traded market, all as described in the Certificate of Designation filed with the State of Delaware, and 3,200,000 Common Shares. Of the $16 million total of securities that could be sold, pursuant to the Financing, $600,000 representing 3,200,000 Common Shares of Millenia Hope have already been sold, as of this date.

The Financing is being done in reliance upon exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder based upon, among other things, written investment representations of the purchasers as to their status as Accredited Investors (as that term is defined in Regulation D).

As part of the Financing, the Company agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”), to register for resale the shares of common stock underlying the Convertible Preferred Stock, once the conversions have taken place. The Company has committed to use its reasonable best efforts to file the registration statement within 90 days of the conversions of the Convertible Preferred shares into Common Shares.

See Item 1.01 above.

Item 3.03 Material Modifications to Rights of Security Holders.

Effective May 12, 2005, the Company filed with the Secretary of State of the State of Delaware the Certificate of Designations of Series A through E Convertible Preferred Stock (the “Certificate of Designations”). The Series A through E Convertible Preferred Stock ranks senior to the Company’s common stock as to distributions upon a Liquidation Event (as defined in the Certificate of Designations), but only up to their par value of $0.0001 per share.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are filed as a part of this Current Report on Form 8-K.

Item No.      Description

4.1	Certificate of Designations of Convertible Preferred Stock of Millenia Hope, Inc. dated May 6, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date : June 1, 2005	Millenia Hope, INC.
By: /s/ Leonard Stella
Name: Leonard Stella
Title: Chief Executive Officer